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                                                       EXHIBIT  23.1


               INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the previously filed Registration Statement No. 333-74087 of World Color Press, Inc. on Form S-4 and the previously filed Registration Statement No. 333-47743 on Form S-8 of our reports dated February 3, 1999, appearing in, and incorporated by reference in, this Annual Report on Form 10-K of World Color Press, Inc. for the year ended December 27, 1998.

/s/ Deloitte & Touche LLP

New York, New York
March 25, 1999